UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2013

BRAZIL MINERALS, INC

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

 (Address of principal executive offices, including zip code)

(213) 590-2500

(Registrant’s telephone number, including area code)

Not applicable

 (Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.  Other factors besides those discussed in this Current Report could also adversely affect us.

Item 8.01    Other Events.

Hiring of Paulo Roberto Amorim dos Santos Lima as its Vice President, Geology

            On April 19, 2013 Brazil Minerals, Inc. (the “Company”) hired Paulo Roberto Amorim dos Santos Lima as its Vice President, Geology. Mr. Lima is one of the most prominent Brazilian geologists. Mr. Lima has over 40 years of mining experience, having worked for Vale (NYSE: VALE) for over 22 years where he led the Exploration and Acquisitions of its Precious Metals Division, heading precious metal projects and evaluations of mineral deposits in Brazil and foreign countries. Mr. Lima has solid experience and knowledge in the management and development of mineral projects, negotiations and evaluation of mineral opportunities in Brazil and other Latin America countries. His experience is particularly strong in gold, phosphate, niobium, titanium, rare earths, uranium, tantalum, and fluorite. As a professor at the Universidade de Estado do Rio de Janeiro – UERJ, Mr. Lima has taught the course of “Economic Geology”. He has authored two mining books, the first entitled “Guia de Mineralogia”, and the second, “Minerais em Grãos, Técnicas de Amostragem, Preparação e Identificação”. Previously, Mr. Lima worked at CBMM (Companhia Brasileira de Metalurgia e Mineração) where he was Chief Geologist for projects in phosphate, columbium, rare earths, titanium, tantalum, vanadium, and fluorite. Mr. Lima graduated with a Bachelor of Science in Geology from the Rio de Janeiro Federal University. He received his post-graduate Lato Sensu in Evaluation of Low Grade Deposits from the Freiberg University in Germany. He also received additional post-graduate Lato Sensu in Mining and the Environment from the Technological Center of Luleå University in Sweden. He also holds an Executive MBA in Management Development from the IBMEC in Rio de Janeiro.

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Amendment of Stock Option Agreements

            On April 18, 2013 each of the three directors of Brazil Minerals, Inc. (the “Company”) entered into amended and restated non-qualified stock option agreements with the Company pursuant to which the exercise price of the options previously granted to them was increased to $.58 per share, which was the closing price of the Company’s common stock on April 10, 2013, the date the options were originally granted. The directors also agreed to restrict their daily sales of common stock of the Company in the aggregate to the greater of 5,000 shares or 5% of the daily trading volume of the common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: April 19, 2013	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer

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